EXHIBIT 9


                                LOCK-UP AGREEMENT

         THIS LOCK-UP AGREEMENT ("Agreement") is made and entered this 15 day of August, 1996, by and among GUARDIAN INTERNATIONAL, INC., a Nevada corporation ("Surviving Corporation"), INTERNATIONAL TREASURY AND INVESTMENTS, LTD., a British Virgin Islands corporation ("ITI"), STEVEN A. SANDERS ("Sanders"), KNIGHT FINANCIAL CORPORATION ("Knight") and FRANK BAUER ("Bauer") (ITI, Sanders, Knight and Bauer are sometimes hereinafter referred to individually as "Shareholder" and collectively as the "Shareholders").


                              W I T N E S S E T H:

         WHEREAS, Everest Security Systems Corporation, a Nevada corporation ("Everest"), and Guardian International, Inc., a Florida corporation ("Guardian"), entered into that certain Agreement and Plan of Merger dated August 15, 1996 ("Merger Agreement"), essentially providing that Guardian will merge into Everest but the name of the entity shall be changed to "Guardian International, Inc."; and

         WHEREAS, each of ITI, Sanders, Knight and Bauer is the record owner of 1,085,000, 66,250, 66,250, and 110,000, respectively, shares of the common stock, $.001 par value ("Stock"), of the Surviving Corporation (f/k/a Everest Security Systems Corporation); and

         WHEREAS, as a material inducement for Guardian to consummate the transactions contemplated by the Merger Agreement, each of the Shareholders have agreed to restrict the transferability of seventy percent (70%) of their respective Stock ("Restricted Shares'), as more particularly set forth herein;

         NOW, THEREFORE, in consideration of Ten Dollars ($10) and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. The foregoing recitals are true and correct and are hereby incorporated into this Agreement by this reference. Certain capitalized terms used herein shall have the same meaning ascribed to them in the Merger Agreement, unless the context herein requires otherwise.

         2. Each of the Shareholders hereby represents and warrants that (i) he/she/it has the full right, power and authority to enter into this Agreement to restrict the transferability and salability of its Restricted Shares as provided herein; (ii) except as set forth on EXHIBIT "A" attached hereto and made a part hereof, it owns its Restricted Shares free and clear of any and all liens, claims, charges and encumbrances; and (iii) except as set forth on EXHIBIT "B" attached hereto and made a part hereof, compliance with the terms and conditions of this Agreement will

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not conflict with, result in a breach of, or constitute a default under any instrument or violate any law to which any of the Shareholders is a party or bound by.

         3. Each Shareholder, its successors, assigns, heirs and personal representatives, hereby agrees that it will not offer, sell, transfer, assign, mortgage, pledge, hypothecate or in any manner dispose of its Restricted Shares, unless and until the shares of the Surviving Corporation received by the former Guardian shareholders pursuant to the Merger Agreement become freely transferable, without any restrictions whatsoever, under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

         4. Each Shareholder hereby consents and agrees, simultaneous with the execution of this Agreement, to deliver the certificates representing the Restricted Shares to the Surviving Corporation, and the Surviving Corporation shall endorse on the face of each such certificate a legend reading substantially as follows:

         Any sale, assignment, transfer, pledge or other disposition of the shares of stock represented by this certificate is restricted by and subject to the terms and provisions of a Lock-Up Agreement, dated as of the 15th day of August, 1996. A copy of said Lock-Up Agreement is on file with the Secretary of the Surviving Corporation. By acceptance of this certificate, the holder hereof agrees to be bound by the terms of said Lock-Up Agreement.

In addition, the Surviving Corporation shall make its transfer agent aware of the terms and provisions of this Agreement and shall place stop transfer orders with such transfer agent against the future transfer of the Restricted Shares in accordance with the terms and provisions set forth herein.

         5. (a) This Agreement sets forth all the promises, covenants, agreements, conditions and understanding between the parties hereto, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, to the extent such agreements relate in any way to the subject matter hereof, except as herein contained.

            (b) This Agreement shall be binding upon the parties hereto, their heirs, administrators, successors and assigns.

            (c) The parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, "Amendment") of this Agreement hall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

            (d) No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall

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only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

            (e) All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties, or their personal representatives, successors and assigns may require.

            (f) This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

            (g) This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

            (h) The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

            (i) This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdiction in which the parties do business. If any provision of this Agreement, or the application thereof to any person or circumstance shall, for any reason or to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

            (j) If any party hereto is required to engage in litigation against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its or his rights hereunder, including, but not limited to, all attorneys' fees and court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement upon day and year first set forth above.

SIGNED, SEALED AND DELIVERED             SURVIVING CORPORATION:
IN THE PRESENCE OF
                                         GUARDIAN INTERNATIONAL, INC., a
                                         Nevada corporation


/s/ MARILYN G. OLMSTED                   By: /s/ RICHARD GINSBURG
--------------------------------            ---------------------------
Print Name: Marilyn G. Olmsted           Name: Richard Ginsburg
           ---------------------              -------------------------
                                         Title: Vice President
                                               ------------------------
/s/ DAVID KAHAN
--------------------------------
PRINT NAME: David Kahan
           ---------------------

                                         ITI:

                                         INTERNATIONAL TREASURY AND
                                         INVESTMENTS, LTD., a British Virgin
                                         Islands corporation

/s/ MICHAEL W. MACEY                     By: /s/ SUSAN F. MACEY
--------------------------------            ---------------------------
PRINT NAME: Michael W. Macey             Name: Susan F. Macey
           ---------------------              -------------------------
                                         Title: Company Secretary
                                               ------------------------
--------------------------------
PRINT NAME:
           ---------------------
                                         SANDERS:


/s/ MARILYN G. OLMSTED                   /s/ STEVEN A. SANDERS
--------------------------------         ------------------------------
PRINT NAME: Marilyn G. Olmsted           STEVEN A. SANDERS
           ---------------------

/s/ DAVID KAHAN
--------------------------------
PRINT NAME: David Kahan
           ---------------------
                                         KNIGHT:

/s/ MARILYN G. OLMSTED                   /s/ ROBERT KNIGHT
--------------------------------         ------------------------------
PRINT NAME: Marilyn G. Olmsted           ROBERT KNIGHT, PRESIDENT
           ---------------------

/s/ DAVID KAHAN
--------------------------------
PRINT NAME: David Kahan
           ---------------------

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                                         BAUER:

/s/ MARILYN G. OLMSTED                   /s/ FRANK BAUER
--------------------------------         ------------------------------
                                         FRANK BAUER

PRINT NAME: MARILYN G. OLMSTED
           ----------------------

/s/ DAVID KAHAN
---------------------------------
PRINT NAME: David Kahan
           ----------------------

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                                   EXHIBIT "A"


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                                   EXHIBIT "B"


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